UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event Reported): September 28, 2026

MADISON SQUARE GARDEN SPORTS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza, New York, New York	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-4111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGS*	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	Upon the Distribution (as defined herein) Madison Square Garden Sports Corp. will change its name to “MSG Knickerbockers Corp.” and will change its symbol on the NYSE to “MSGK”.

EXPLANATORY NOTE

On September 30, 2026, Madison Square Garden Sports Corp. filed a Current Report on Form 8-K with respect to the distribution to its stockholders of the common stock of MSGS Spinco, Inc. This Amendment No. 1 on Form 8-K/A amends Item 8.01 to amend the description of the overlapping executive officers under “Certain Relationships and Potential Conflicts of Interest.”

Item 8.01	Other Events.

The information set forth in the Introductory Note is incorporated into this Item 8.01 by reference.

Certain Relationships and Potential Conflicts of Interest

Following the Distribution, there will be overlap between directors and officers of the Registrant, MSGS Spinco, MSG Entertainment, Sphere Entertainment and AMC Global Media Inc. (“AMC Global Media” and, together with MSGS Spinco, MSG Entertainment and Sphere Entertainment and their respective subsidiaries and successors, the “Other Entities” and each, an “Other Entity”). James L. Dolan will serve as the Executive Chairman and Chief Executive Officer of the Registrant, MSGS Spinco, MSG Entertainment and Sphere Entertainment. Mr. Dolan also currently serves as Non-Executive Chairman of AMC Global Media. In addition, (i) David Granville-Smith will serve as the Executive Vice President of the Registrant, MSGS Spinco, Sphere Entertainment and AMC Global Media, (ii) Paul DiCicco will serve as the Executive Vice President, Chief Financial Officer and Treasurer of the Registrant and MSGS Spinco and (iii) Jamaal T. Lesane will serve as the Executive Vice President and Chief Legal Officer of the Registrant and MSGS Spinco. Furthermore, immediately following the Distribution, the Registrant expects three of the members of the Registrant’s Board of Directors will also serve as directors of MSGS Spinco, seven members of the Registrant’s Board will also serve as directors of MSG Entertainment, nine members of the Registrant’s Board will also serve as directors of Sphere Entertainment and four members of the Registrant’s Board will also serve as directors of AMC Global Media. There will be no overlap of Class A Directors as between the Registrant and MSGS Spinco.

The overlapping directors and officers may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there will be the potential for a conflict of interest when the Registrant or an Other Entity look at certain acquisitions and other corporate opportunities that may be suitable for more than one of the companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that will exist between an Other Entity on the one hand and the Registrant on the other hand. In addition, after the Distribution, certain of our directors and officers will continue to own stock and/or stock options or other equity awards of an Other Entity. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Registrant and an Other Entity.

The Registrant’s articles of incorporation acknowledge that directors and officers of the Registrant may also be serving as directors, officers, employees or agents of MSG Entertainment, Sphere Entertainment and AMC Global Media (the “Overlap Persons”), and that the Registrant may engage in material business transactions with such entities. The Registrant has renounced its rights to certain business opportunities and the Registrant’s articles of incorporation provide that no Overlap Person will be liable to the Registrant or its stockholders for breach of any fiduciary duty that would otherwise occur by reason of the fact that any such individual directs a corporate opportunity (other than certain limited types of restricted corporate opportunities set forth in the Registrant’s articles of incorporation, provided that the Registrant is directly engaged in such business at the relevant time) to MSG Entertainment, Sphere Entertainment or AMC Global Media instead of the Registrant, or does not refer or communicate information regarding such corporate opportunities to the Registrant. These provisions in our articles of incorporation also expressly validate certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Registrant and MSG Entertainment, Sphere

Entertainment or AMC Global Media and, to the fullest extent permitted by law, provide that the actions of the Overlap Persons in connection therewith are not breaches of fiduciary duties owed to the Registrant, any of its subsidiaries or their respective stockholders.

In connection with the Distribution, the Board of Directors of the Registrant adopted a policy (the “Overlap Policy”) to extend the foregoing provisions of the articles of incorporation to directors and officers of the Registrant who serve as directors, officers, employees or agents of MSGS Spinco or its subsidiaries. Under the Overlap Policy, the types of restricted corporate opportunities have been revised to reflect the Registrant’s business following the Distribution and will now include an opportunity that relates (x) exclusively to the ownership of a franchise in the NBA located in New York, New Jersey or Connecticut or (y) exclusively to the ownership of a franchise in the National Football League, Major League Baseball or Major League Soccer located in New York, New Jersey or Connecticut.

Related Party Transaction Approval Policy

In connection with the Distribution, the Registrant will amend its Related Party Transaction Approval Policy to include MSGS Spinco as an affiliate under that policy. As a result, transactions with MSGS Spinco will be subject to approval by an independent committee of the Registrant’s Board of Directors if in excess of the $1,000,000 dollar threshold.

Treatment of Outstanding Options, Restricted Stock Units and Other Awards

The Registrant has issued options to purchase Registrant Class A Common Stock. In connection with the Distribution, each Registrant option will become two options: one will be an option to acquire Registrant Class A Common Stock and one an option to acquire MSGS Spinco Class A Common Stock. The existing exercise price will be allocated between the existing Registrant options and the new MSGS Spinco options based upon the weighted average prices of the Registrant Class A Common Stock and MSGS Spinco Class A Common Stock over the ten trading days immediately following the Distribution as reported by Bloomberg, and the underlying share amount will take into account a two-to-one distribution ratio (i.e., one share of MSGS Spinco Class A Common Stock will be issued for every two shares of Registrant Class A Common Stock, with any fractional share rounded down). The Registrant options and new MSGS Spinco options will not be exercisable during a period beginning on a date prior to the Distribution determined by the Registrant in its sole discretion, and continuing until the exercise prices of the Registrant options and new MSGS Spinco options are determined after the Distribution, or such longer period as the Registrant or MSGS Spinco determine is necessary with respect to the Registrant’s and MSGS Spinco’s respective awards. Other than the split of the Registrant options and the allocation of the existing exercise price, upon issuance of new MSGS Spinco options there will be no additional adjustment to the existing Registrant options in connection with the Distribution and the terms of each employee’s applicable Registrant award agreement will continue to govern the Registrant options. The options that MSGS Spinco issues in respect of outstanding Registrant stock options will be affected by a change in control or going private transaction of the Registrant, MSGS Spinco, MSG Entertainment or Sphere Entertainment, as set forth in the terms of the award agreement.

The Registrant has issued restricted stock units and performance stock units to its employees, which represent unfunded, unsecured rights to receive shares of Registrant Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee of the Board of Directors of the Registrant in the award agreement. In connection with the Distribution, each holder of a Registrant employee restricted stock unit will receive one MSGS Spinco restricted stock unit in respect of every two Registrant restricted stock units owned on the Record Date, with any fractional unit rounded up, and continue to be entitled to a share of Registrant Class A Common Stock (or cash or other property) for each Registrant restricted stock unit in accordance with the Registrant award agreement. Additionally, each holder of a Registrant employee performance stock unit will receive one MSGS Spinco performance stock unit (at target performance) in respect of every two Registrant performance stock units (at target performance) owned on the Record Date, with any fractional unit rounded up, and continue to be entitled to a share of Registrant Class A Common Stock (or cash or other property) for each Registrant performance stock unit in accordance with the Registrant award agreement. The performance conditions applicable to Registrant performance stock units and MSGS Spinco performance stock units that have a performance period ending following the Distribution are expected to be adjusted in light of the Distribution, and the terms of such adjustment will be disclosed in a subsequent public filing.

Except as described above, there will be no adjustment to the existing Registrant restricted stock units or Registrant performance stock units in connection with the Distribution and the terms of each employee’s applicable award agreement will continue to govern the Registrant award. The restricted stock units and performance stock units that MSGS Spinco issues in respect of outstanding Registrant awards will be affected by a change in control or going private transaction of the Registrant, MSGS Spinco, MSG Entertainment or Sphere Entertainment, as set forth in the terms of the award agreement.

The Registrant has issued restricted stock units to its non-employee directors which represent unfunded, unsecured rights to receive shares of Registrant Class A Common Stock (or cash or other property) at a future date. Such restricted stock units were fully vested on the date of grant. In connection with the Distribution, each holder of a director restricted stock unit will receive one share of MSGS Spinco Class A Common Stock in respect of every two Registrant restricted stock units owned on the Record Date, with any fractional share rounded up, and continue to be entitled to a share of Registrant Class A Common Stock (or cash or other property) in accordance with the award agreement.

With respect to outstanding equity awards, the Registrant, MSGS Spinco, MSG Entertainment and Sphere Entertainment will not be regarded as competitive entities of each other for purposes of any non-compete provisions contained in the applicable award agreements. With respect to all outstanding Registrant awards (and MSGS Spinco awards issued in connection with such awards), holders of such awards will continue to vest so long as they remain employed by the Registrant, MSGS Spinco, MSG Entertainment, Sphere Entertainment or subsidiaries of such entities, provided that an employee who moves between the Registrant (or one of its subsidiaries), MSGS Spinco (or one of its subsidiaries), MSG Entertainment (or one of its subsidiaries) or Sphere Entertainment (or one of its subsidiaries) at a time when the applicable entities are no longer affiliates will not continue to vest in such awards and such change will constitute a termination of employment for purposes of the award agreement.

Tax Recognition of Certain Deferred Revenue in Connection with the Distribution

Historically, amounts collected by the Registrant’s New York Rangers hockey business for tickets, suites and sponsorship sales in advance were recorded as deferred revenue and were recognized as revenues when earned for both accounting and tax purposes. In connection with the reorganization transactions related to the Distribution, the tax recognition by the Registrant for certain of these deferred revenues will be accelerated to the date of the Distribution, rather than recognized over the course of one year. Assuming the Distribution occurred on June 30, 2026, the estimated tax on the acceleration of such deferred revenue would be approximately $20.0 million. MSGS Spinco will not reimburse the Registrant for such taxes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN SPORTS CORP.
(Registrant)

By:	/s/ Mark Cresitello
Name:	Mark Cresitello
Title:	Senior Vice President, Deputy General Counsel and Secretary

Dated: October 9, 2026